Exhibit 99.1

Corporate Office Properties Trust		Contact:
8815 Centre Park Drive, Suite 400		Mary Ellen Fowler
Columbia, Maryland 21045		Vice President
Telephone	410-730-9092	Finance and Investor Relations
Facsimile	410-740-1174	410-992-7324
Website	www.copt.com	maryellen.fowler@copt.com

NEWS RELEASE		For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST REPORTS

FOURTH QUARTER AND ANNUAL 2003 RESULTS

COLUMBIA, MD February 10, 2004 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the year and quarter ended December 31, 2003.

Shareholder Return

The Company’s shareholders earned a total return of 58% for the year 2003, and 329% for the past five years, the highest five year return among all publicly traded office REITs and second highest for all equity REITs, based on numbers compiled by the National Association of Real Estate Investment Trusts as of December 31, 2003.  These return computations include the re-investment of dividends on the ex-dividend date and share price appreciation.

2003 Highlights

•      Earnings per Share (“EPS”) diluted of $.27 for year ended 2003 compared to $.56 per share diluted for the year ended 2002. The decrease in earnings per share resulted from an accounting charge of $11.2 million recognized in connection with the repurchase of the Series C preferred units during June of this year. Without this accounting charge, earnings per share diluted would have been $.66 per share, representing a 17.9% increase over 2002.

•      8.3% increase in Funds from Operations (“FFO”) per diluted share to $1.56 for the year ended 2003 from $1.44 for 2002, as adjusted for the effects of SFAS 141 and SFAS 145.  Excluding the effects of SFAS 141, the Company’s diluted FFO per share would have been $1.51 for the year ended 2003 as compared to $1.38 for the comparable 2002 period, representing an increase of 9.4% per share.

•      56.8% Diluted FFO payout ratio, 80.6% Diluted AFFO payout ratio for the year.

•      $184 million in gross equity raised through the issuance of 5.3 million common shares, 2.2 million Series G preferred shares, and 2.0 million Series H preferred shares.

•      Repurchased 1.0 million shares of Series C convertible preferred units at $14.90 per unit, on an as-if converted basis.

•      75.7% renewal rate on expiring leases for the year, 908,501 square feet renewed with an average capital cost of $3.68 per square foot.

•      $1.4 million pre-tax profit generated from third party construction management and design services.

•      $165 million in acquisitions for a combined 993,479 square feet, at an average cost of $166 per square foot.

•      $41.2 million in dispositions generating $15.6 million in net cash proceeds.

•      300,691 square feet under construction that is 90.3% pre-leased.

•      275,595 square feet of development placed into service that is currently 72.7% leased.

•      6.82% increase in quarterly common dividend.

•      91.2% occupied and 92.8% leased as of December 31, 2003.

“We are very pleased to report another solid year of performance for the Company,” stated Clay W. Hamlin, III, Chief Executive Officer.  “Our team continues to consistently execute on our business strategy, which in turn is reflected in the total return to our shareholders. As we continue to grow the Company, we have enhanced our balance sheet and financial flexibility by accessing the debt and equity markets, as appropriate, to fund our growth. We are looking forward to the challenges before us for 2004, and believe we are very well positioned to meet those challenges as we move through the year.”

Fourth Quarter 2003 Highlights

•      Earnings per Share (“EPS”) diluted of $.14 for the three months ended 2003, even with the $.14 per share diluted reported for three months ended 2002.

•      13.2% growth in fourth quarter total diluted FFO to $16.2 million from $14.3 million for fourth quarter 2002.

•      2.6% increase in FFO per diluted share to $.40 from $.39 for fourth quarter 2002, as adjusted for SFAS 141.

•      88% renewal rate for expiring leases, with an average capital cost of $2.61 per square foot.

•      $52.0 million, 5.36% fixed rate, seven-year, non-recourse loan closed during the quarter, with $45 million of variable rate debt repaid.

•      Acquired remaining interest in two joint ventures for $6.2 million.

Financial Results

EPS for the year ended December 31, 2003 totaled $.27 per diluted share and net income available to common shareholders totaled $7.7 million, as compared to $.56 per diluted share, and $13.2 million net income available to common shareholders for the year ended 2002. The decrease in earnings per share resulted from an accounting charge of $11.2 million recognized in connection with the repurchase of the Series C preferred units during June of this year. Without this accounting charge, earnings per share diluted would have been $.66 per share, representing a 17.9% increase over 2002.

For the quarter ended December 31, 2003, EPS totaled $.14 per diluted share and net income available to common shareholders totaled $4.3 million, as compared to $.14 per diluted share and $3.4 million net income available to common shareholders for the quarter ended December 31, 2002.

Diluted FFO for the year ended December 31, 2003 totaled $61.3 million, or $1.56 per diluted share, as compared to $52.9 million, or $1.44 per diluted share, for the year ended December 31, 2002, as adjusted for SFAS 141, representing an 8.3% increase on a per share basis. The Company recorded $1,817,000 and $2,342,000 of SFAS 141 revenues for the years ended December 31, 2003 and December 31, 2002, respectively.  Excluding the effects of SFAS 141, diluted FFO per share would have been $1.51 per share for the year 2003 as compared to $1.38 per share for the comparable 2002 period, representing an increase of 9.4% per share.

The Company’s diluted FFO for the three months ended December 31, 2003 totaled $16.2 million, or $.40 per diluted share, as compared to $14.3 million, or $.39 per diluted share, for the three months ended December 31, 2002, representing a 2.6% increase on a per share basis. The Company recorded $352,000 and $426,000 of SFAS 141 revenues for the three months ended December 31, 2003 and December 31, 2002, respectively.  Excluding the effects of SFAS 141, diluted FFO per share would have been $.39 per share for the three months ended December 31, 2003 as compared to $.37 per share for the comparable 2002 period, representing an increase of 5.4% per share.

The Company’s net Earnings Payout ratio was 327.7% for the year ended December 31, 2003 as compared to 149.9% for the comparable 2002 period. For the three months ended December 31, 2003 and December 31, 2002, the net Earnings Payout ratio was 158.6% and 149.3%, respectively.

Diluted FFO Payout ratio was 56.8% for year ended 2003 compared to 58.2% for the comparable 2002 period. The Company’s diluted FFO Payout ratio for the three months ended December 31, 2003 was 55.8%, as compared to 55.1% for the comparable 2002 period.

Diluted AFFO for the year ended December 31, 2003 totaled $43.2 million, as compared to $41.5 million for the year ended December 31, 2002, representing an increase of 4.0%.  Diluted AFFO Payout ratio was 80.6% for year ended 2003, compared to 74.2% for the comparable 2002 period.  Diluted AFFO for the three months ended December 31, 2003 totaled $11.1 million, as compared to $11.6 million for the three months ended December 31, 2002, representing a 4.4% decrease. The Company’s diluted AFFO Payout ratio for the three months ended December 31, 2003 was 81.6%, as compared to 68.1% for the comparable 2002 period. A reconciliation of non GAAP measures to the comparable GAAP measures are included in the tables that follow the text of this press release.

Revenues from real estate operations for the year ended December 31, 2003 were $174.4 million, as compared to the year ended December 31, 2002 of $150.3 million. As of December 31, 2003, the Company had a total market capitalization of over $1.75 billion, with $738.7 million in debt outstanding, equating to a 42.1% debt-to-total market capitalization ratio. Total Debt to Undepreciated Book Value of Real Estate Assets was 54.8%. The Company’s total quarterly weighted average interest rate was 5.75% and 88% of total debt was subject to fixed interest rates, including interest rate swaps.

For the fourth quarter 2003, EBITDA interest coverage ratio was 2.9x, and the EBITDA fixed charge ratio was 2.2x.

“Our markets are among the best office markets in the country and we continue to outperform within our markets,” stated Randall M. Griffin, President and Chief Operating Officer.  “We believe we are well positioned to take advantage of the improving real estate cycle and would expect to increase our portfolio occupancy this year and accelerate our development program to meet continued strong demand from our tenants.”

Operating Results

At December 31, 2003, the Company’s portfolio of 119 office properties totaling 10.0 million square feet, including one joint venture property, was 91.2% occupied and 92.8% leased. The weighted average remaining lease term for the portfolio was 4.9 years and the average rental rate (including tenant reimbursements) was $20.06 per square foot.

For the year, the Company renewed 908,501 square feet or 75.7% of leases expiring (based on square footage), at an average capital cost of $3.68 per square foot. For the 1,611,414 square feet renewed and retenanted during the year, the company achieved increases of 5.7% in base rent and 3.4% increase in total rent on a straight-line basis, as measured from the GAAP straight-line rent in effect preceding the renewal date. Base rent and total rent decreased 1% and 2.5%, respectively, on a cash basis. The average capital cost for the renewed and retenanted space was $6.90 per square foot.

For the quarter ended December, the Company renewed 88.0% of leases expiring and achieved an 8.3% increase in straight-line base rent and a 5.6% increase in straight-line total rent, as measured from the GAAP straight-line rent in effect preceding the renewal date. On a cash basis for renewed space, base rent increased 1.4% and total rent was flat. The average capital cost for all renewed space was $2.61 per square foot. The average capital cost for renewed and retenanted space was $5.18 per square foot.

Same property Cash Net Operating Income decreased by 6.6% and same property GAAP Net Operating Income decreased 4.6%, for fourth quarter 2003 as compared to the comparable 2002 period. The decrease in cash Net Operating Income was the result of a $2.8 million reduction in lease termination fees. The Company’s same property portfolio consists of 107 buildings and represents 85% of the total square feet owned as of December 31.

Development Activity

The Company closed on the purchase of 108 acres of land adjacent to The National Business Park (NBP), located in Anne Arundel County, Maryland. The total development site, formerly known as Cedar Knolls, has been named NBP Phase II and can support potentially 1.3 million square feet of office space.

The Company leased the entire 156,730 square foot building known as NBP 220 to the Titan Corporation for ten years, and construction is under way with an estimated completion by third quarter of 2004.

The Company commenced construction on an 88,094 square foot office building (known as Greens III) in The Westfields Corporate Center, Chantilly, Virginia.  This building is 100% pre-leased to The Aerospace Corporation for a ten-year term.  Including these two projects, the Company has three buildings totaling 300,691 square feet under construction that are 90.3% leased as of year-end.

In addition, the Company has a 98,000 square foot building, known as 191 NBP, under development in Phase I of NBP, and the Company expects to break ground this spring.

Acquisition \ Disposition Activity

For the year, the Company acquired seven office buildings totaling 993,479 square feet for $165 million, representing an average cost of $166 per square foot. These buildings were 98.4% occupied at the acquisition date. $147 million, or 89% of the total, was invested in the Company’s targeted submarkets of Herndon and Chantilly, Virginia. The Company’s Northern Virginia portfolio now totals approximately 1.6 million square feet of office space.

The Company disposed of two non-core properties and adjacent land parcels generating total proceeds of $41.2 million and net cash proceeds after debt repayment of $15.6 million.

During December 2003, the Company acquired the remaining joint venture interest in 140 NBP for $5.3 million and the remaining interest in 8661 and 8671 Robert Fulton Drive for $857,000.

Financing and Capital Transactions

The Company executed the following transactions during the year:

•      Issued 2,200,000 Series G preferred shares at $25.00 per share generating gross proceeds of $55.0 million. The annual dividend for Series G preferred shares is 8%.

•      Issued 2,000,000 Series H preferred shares at $25 per share generating gross proceeds of $50.0 million. The annual dividend for the Series H preferred shares is 7.5%.

•      Issued 5,290,000 common shares generating $79.5 million in gross proceeds.

•      Repurchased 1,016,662 Series C convertible preferred units for $36.1 million or $14.90 per unit, on an as-if converted basis.

•      Closed on a $52.0 million non-recourse financing with a fixed rate of 5.36% for a seven-year term.

Earnings Guidance

The Company is re-affirming the previous FFO guidance of $1.66 to $1.71 per diluted share and EPS guidance of $.47 to $.52 per share for 2004. The Company expects to acquire $100 million of properties ratably over the year, place into service $47 million of properties currently under construction and increase occupancy to 94% by year-end. The Company’s FFO guidance for first quarter 2004 will be covered in detail on the earnings call, and is $.38 to $.40 per diluted share and EPS guidance for first quarter is $.11 to $.12 per diluted share.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  February 11, 2004

Time:  4:00 p.m. EST

Dial In Number: (800) 231-9012

Confirmation Code for the call:  555572

A replay of the conference call will begin on Wednesday, February 11, 2004 at 7:00 p.m. EST and will be available through Wednesday, February 18, 2004, midnight EST.  The telephone number for the replay is (888) 203-1112. You will then need to enter the confirmation code. The live webcast may be accessed under the Investor Relations section of the Company’s website at www.copt.com through May 14, 2004.

Company Information

Corporate Office Properties Trust is a fully integrated, self-managed, real estate investment trust which focuses on the ownership, management, leasing, acquisition and development of suburban office properties located in select Mid-Atlantic submarkets.  The Company currently owns 119 office properties totaling 10.0 million rentable square feet, including one property held through a joint venture. Corporate Development Services, the Company’s development company, provides a wide range of development and construction management services.  In addition, Corporate Office Services provides land planning, design/build services, consulting and merchant development to third party entities.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•      the Company’s ability to borrow on favorable terms;

•      general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•      adverse changes in the real estate markets including, among other things, increased competition with other companies;

•      risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•      risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•      governmental actions and initiatives;

•      and environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Financial Tables Attached

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(all amounts in thousands except per share data)

	Three Months Ended December 31,
	2003	2002
Real Estate Operations
Revenues
Rental revenue	$40,127	$37,093
Tenant recoveries and other revenue	6,452	4,278
Revenue from real estate operations	46,579	41,371
Expenses
Property operating	13,869	12,033
Interest	10,471	10,991
Depreciation and amortization	11,197	9,626
Expenses from real estate operations	35,537	32,650
Earnings from real estate operations before equity in (loss) income of unconsolidated real estate joint ventures	11,042	8,721
Equity in (loss) income of unconsolidated real estate joint ventures	(7)	35
Earnings from real estate operations	11,035	8,756
Income (loss) from service operations	227	(696)
General and administrative expenses	(2,242)	(1,772)
Income before gain on sales of real estate, minority interests, income taxes and discontinued operations	9,020	6,288
Gain on sales of real estate	24	822
Income before minority interests, income taxes and discontinued operations	9,044	7,110
Minority interests	(1,279)	(1,753)
Income before income taxes and discontinued operations	7,765	5,357
Income tax benefit, net	305	199
Income before discontinued operations	8,070	5,556
Income from discontinued operations, net	—	404
Net income	8,070	5,960
Preferred share dividends	(3,779)	(2,534)
Net income available to common shareholders	$4,291	$3,426
Earnings per share (“EPS”) computation:
Numerator:
Net income available to common shareholders	$4,291	$3,426
Dividends on convertible preferred shares	136	136
Numerator for diluted EPS	$4,427	$3,562
Denominator:
Weighted average common shares-basic	28,951	23,234
Dilutive options	1,658	898
Assumed conversion of preferred shares	1,197	1,197
Weighted average common shares-diluted	31,806	25,329
Earnings per common share
Basic	$0.15	$0.15
Diluted (1)	$0.14	$0.14

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(all amounts in thousands except per share data and ratios)

	Three Months Ended December 31,
	2003	2002
Net income	$8,070	$5,960
Add: Real estate related depreciation and amortization	10,292	8,766
Depreciation and amortization on unconsolidated real estate entities	112	39
Add: Minority interests-common units in the Operating Partnership	1,378	1,433
Less: Preferred share dividends	(3,779)	(2,534)
Less: Gain on sales of real estate, excluding development portion	(23)	(156)
Funds from Operations – basic (“Basic FFO”)	16,050	13,508
Add: Preferred Unit distributions	—	571
Add: Convertible preferred share dividends	136	136
Add: Restricted common share dividends	—	75
Expense associated with dilutive options	1	8
Funds from Operations – diluted (“Diluted FFO”)	16,187	14,298
Less: Straight-line rent adjustments	(1,061)	(317)
Less: Recurring capital improvements	(3,714)	(1,991)
Less: Amortization of origination value of leases on acquired properties	(352)	(426)
Adjusted Funds from Operations – diluted (“Diluted AFFO”)	$11,060	$11,564
Basic weighted average shares
Weighted average common shares	28,951	23,234
Weighted average common units	8,870	8,990
Basic weighted average common shares/units	37,821	32,224
Conversion of preferred units	—	2,421
Conversion of weighted average conv. preferred shares	1,197	1,197
Assumed conversion of share options	1,663	944
Restricted common shares	—	326
Diluted weighted average common shares	40,681	37,112
Diluted FFO per common share	$0.40	$0.39
Dividends/distributions per common share/unit	$0.235	$0.220
Earnings payout ratio	159%	149%
Diluted FFO payout ratio	56%	55%
Diluted AFFO payout ratio	82%	68%
Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	31,806	25,329
Weighted average common units	8,870	8,990
Convertible preferred units	—	2,421
Restricted common shares	—	326
Additional dilutive options	5	46
Denominator for diluted FFO per share	40,681	37,112

(1)   The effect of the conversion of preferred units, common units and restricted common shares is antidilutive in calculating diluted earnings per share for the three months ended December 31, 2003 and 2002.

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(all amounts in thousands except per share data)

	Year Ended December 31,
	2003	2002
Real Estate Operations
Revenues
Rental revenue	$153,048	$134,421
Tenant recoveries and other revenue	21,375	15,914
Revenue from real estate operations	174,423	150,335
Expenses
Property operating	51,699	43,929
Interest	41,079	39,065
Depreciation and amortization	39,889	33,360
Expenses from real estate operations	132,667	116,354
Earnings from real estate operations before equity in (loss) income of unconsolidated real estate joint ventures	41,756	33,981
Equity in (loss) income of unconsolidated real estate joint ventures	(98)	169
Earnings from real estate operations	41,658	34,150
Income (loss) from service operations	807	(875)
General and administrative expenses	(7,893)	(6,697)
Income before gain on sales of real estate, minority interests, income taxes and discontinued operations	34,572	26,578
Gain on sales of real estate	472	2,564
Income before minority interests, income taxes and discontinued operations	35,044	29,142
Minority interests	(6,714)	(7,356)
Income before income taxes and discontinued operations	28,330	21,786
Income tax benefit, net	124	242
Income before discontinued operations	28,454	22,028
Income from discontinued operations, net	2,423	1,273
Net income	30,877	23,301
Preferred share dividends	(12,003)	(10,134)
Repurchase of preferred units in excess of recorded book value	(11,224)	—
Net income available to common shareholders	$7,650	$13,167
Earnings per share (“EPS”) computation:
Numerator:
Net income available to common shareholders	$7,650	$13,167
Dividends on convertible preferred shares	—	544
Numerator for diluted EPS	$7,650	$13,711
Denominator:
Weighted average common shares-basic	26,659	22,472
Dilutive options	1,362	878
Assumed conversion of preferred shares	—	1,197
Weighted average common shares-diluted	28,021	24,547
Earnings per common share
Basic	$0.29	$0.59
Diluted (1)	$0.27	$0.56

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(all amounts in thousands except per share data and ratios)

	Year Ended December 31,
	2003	2002
Net income	$30,877	$23,301
Add: Real estate related depreciation and amortization	36,681	30,832
Depreciation and amortization on unconsolidated real estate entities	295	165
Add: Minority interests-common units in the Operating Partnership	6,712	5,800
Less: Preferred share dividends	(12,003)	(10,134)
Less: Gain on sales of real estate, excluding development portion (2)	(2,897)	(268)
Funds from Operations – basic (“Basic FFO”)	59,665	49,696
Add: Preferred Unit distributions	1,049	2,287
Add: Convertible preferred share dividends	544	544
Add: Restricted common share dividends	—	283
Expense associated with dilutive options	10	44
Funds from Operations – diluted (“Diluted FFO”)	61,268	52,854
Less: Straight-line rent adjustments	(4,840)	(2,389)
Less: Recurring capital improvements	(11,456)	(6,640)
Less: Amortization of origination value of leases on acquired properties	(1,817)	(2,342)
Adjusted Funds from Operations – diluted (“Diluted AFFO”)	$43,155	$41,483
Basic weighted average shares
Weighted average common shares	26,659	22,472
Weighted average common units	8,932	9,282
Basic weighted average common shares/units	35,591	31,754
Conversion of preferred units	1,101	2,421
Conversion of weighted average conv. preferred shares	1,197	1,197
Assumed conversion of share options	1,405	936
Restricted common shares	—	326
Diluted weighted average common shares	39,294	36,634
Diluted FFO per common share	$1.56	$1.44
Dividends/distributions per common share/unit	$0.910	$0.860
Earnings payout ratio	328%	150%
Diluted FFO payout ratio	57%	58%
Diluted AFFO payout ratio	81%	74%
Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	28,021	24,547
Weighted average common units	8,932	9,282
Conversion of weighted average conv. preferred shares	1,197	—
Convertible preferred units	1,101	2,421
Restricted common shares	—	326
Additional dilutive options	43	58
Denominator for diluted FFO per share	39,294	36,634

(1) The effect of the conversion of preferred units, common units and restricted common shares is antidilutive in calculating diluted earnings per share for the year ended December 31, 2003 and 2002.  The effect of the conversion of the convertible preferred shares is also antidilutive in calculating diluted earnings per share for the year ended December 31, 2003.

(2) Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; the Company believes that inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently.

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

	December 31, 2003	December 31, 2002
Balance Sheet Data (in thousands) (as of period end):
Real estate investments, net of accumulated depreciation	$1,178,938	$1,042,955
Total assets	1,332,076	1,138,721
Mortgages payable	738,698	705,056
Total liabilities	801,899	749,338
Minority interests	79,796	100,886
Beneficiaries’ equity	450,381	288,497

Debt to Total Assets	55.5%	61.9%
Debt to Undepreciated Book Value of Real Estate Assets	54.8%	61.3%
Debt to Total Market Capitalization	42.1%	54.4%
Interest Coverage for the Quarter Ended (on EBITDA)	2.93	2.55

Property Data, including joint ventures (as of period end):
Number of operating properties owned	119	110
Total net rentable square feet owned (in thousands)	10,033	8,942
Occupancy	91.2%	93.0%

Common share price (as of period end):	$21.00	$14.03

	Three Months Ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Reconciliation of FFO diluted per common share as reported to FFO diluted per common share excluding the effects of amortization of origination value of leases on acquired properties
Numerator for FFO diluted as reported	$16,187	$14,298	$61,268	$52,854
Less: Amortization of origination value of leases on acquired properties	(352)	(426)	(1,817)	(2,342)
Numerator for FFO-diluted excluding effects of SFAS 141	$15,835	$13,872	$59,451	$50,512
Diluted weighted average common shares	40,681	37,112	39,294	36,634
Diluted FFO per common share excluding the effects of amortization of origination value of leases on acquired properties	$0.39	$0.37	$1.51	$1.38

	Three Months Ended December 31,
	2003	2002
Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$8,070	$5,960
Interest expense on continuing operations	10,471	10,991
Interest expense on discontinued operations	—	70
Income tax benefit, gross	(406)	(282)
Depreciation and amortization on real estate operations	10,292	8,766
Amortization of deferred financing costs	810	708
Other depreciation and amortization	96	170
Gain on sales of real estate, excluding redevelopment portion	(23)	(156)
Minority interests, gross	1,378	2,004
EBITDA	$30,688	$28,231

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for Earnings Payout Ratio	$6,807	$5,114	$25,066	$19,732
Convertible preferred share dividends	136	136	544	544
Common unit distributions	2,084	1,977	8,115	7,921
Common share dividends on restricted shares	—	75	—	283
Convertible preferred unit distributions	—	571	1,049	2,287
Dividends and distributions for FFO & AFFO Payout Ratio	$9,027	$7,873	$34,774	$30,767

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$27,281	$28,597
Less: Straight-line rent adjustments	(574)	(239)
Less: Amortization of origination value of leases on acquired properties	(629)	(424)
Same property cash net operating income	$26,078	$27,934

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$10,471	$10,991
Interest expense from discontinued operations	—	70
Denominator for interest coverage-EBITDA	10,471	11,061
Preferred share dividends	3,779	2,534
Preferred unit distributions	—	571
Denominator for fixed charge coverage-EBITDA	$14,250	$14,166

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets

	December 31, 2003	December 31, 2002
Denominator for debt to total assets	$1,332,076	$1,138,721
Assets other than assets included in investment in real estate	(153,138)	(95,766)
Accumulated depreciation on real estate assets	103,070	78,069
Intangible assets on real estate acquisitions, net	66,012	28,424
Denominator for debt to undepreciated book value of real estate assets	$1,348,020	$1,149,448

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	Year Ended December 31,
	2003	2002
Reconciliation of numerator for diluted EPS to numerator for diluted EPS without the repurchase of preferred units in excess of recorded book value

Numerator for diluted EPS	$7,650	$13,711
Add: Repurchase of preferred units in excess of recorded book value	11,224	—
Dividends on convertible preferred shares	544	—
Expense on dilutive options	10	—
Numerator for diluted EPS, as adjusted	$19,428	$13,711

Reconciliation of denominator for diluted EPS to denominator for diluted EPS without the repurchase of preferred units in excess of recorded book value

Denominator for diluted EPS	28,021	24,547
Conversion of weighted average convertible preferred shares	1,197	—
Assumed conversion of additional share options	43	—
Numerator for diluted EPS, as adjusted	29,261	24,547
Diluted EPS without the repurchase of preferred units in excess of recorded book value	$0.66	$0.56

	Three Months Ending March 31, 2004		Year Ending December 31, 2004
	Low	High	Low	High
Reconciliation of projected EPS-diluted to projected diluted FFO per share

Reconciliation of numerators
Numerator for projected EPS-diluted	$3,406	$4,038	$15,354	$16,935
Real estate related depreciation and amortization	11,235	11,235	48,458	48,458
Minority interests-common units (gross)	1,040	1,234	4,691	5,174
Numerator for projected diluted FFO per share	$15,681	$16,507	$68,503	$70,567

Reconciliation of denominators
Denominator for projected EPS-diluted	32,397	32,397	32,397	32,397
Common units	8,870	8,870	8,870	8,870
Denominator for projected diluted FFO per share	41,267	41,267	41,267	41,267

Earnings per share diluted	$0.11	$0.12	$0.47	$0.52
Funds from operations per share-diluted	$0.38	$0.40	$1.66	$1.71

Top Twenty Office Tenants as of December 31, 2003

(Dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)

United States of America	(3)	26	1,251,035	13.7%	$26,329	14.8%	5.7

Computer Sciences Corporation	(4)	5	468,632	5.1%	11,133	6.3%	6.6

AT&T Local Services	(4)	7	451,498	4.9%	9,228	5.2%	4.5

VeriSign, Inc.		2	404,665	4.4%	8,985	5.1%	10.6

Unisys	(5)	3	741,284	8.1%	7,745	4.4%	5.5

General Dynamics Government Corp.		6	254,692	2.8%	5,917	3.3%	4.7

Booz Allen Hamilton		7	210,499	2.3%	4,612	2.6%	2.7

Northrop Grumman Corporation		4	192,206	2.1%	4,455	2.5%	3.7

Ciena Corporation		4	278,749	3.0%	3,905	2.2%	2.4

The Boeing Company	(4)	7	148,099	1.6%	3,676	2.1%	5.2

The Aerospace Corporation		2	134,272	1.5%	3,373	1.9%	10.9

Magellan Health Services, Inc.		2	150,622	1.6%	3,112	1.8%	1.1

Commonwealth of Pennsylvania	(4)	5	181,290	2.0%	2,664	1.5%	5.7

Merck & Co., Inc.	(5)	1	219,065	2.4%	2,326	1.3%	5.5

Johns Hopkins University	(4)	6	102,057	1.1%	2,302	1.3%	3.6

Titan Corporation	(4)	6	88,615	1.0%	2,295	1.3%	5.4

CareFirst, Inc. and Subsidiaries	(4)	3	94,223	1.0%	2,204	1.2%	4.0

Usinternetworking, Inc.		1	155,000	1.7%	1,935	1.1%	14.3

Comcast Corporation		1	98,897	1.1%	1,738	1.0%	5.8

Omniplex World Services		1	69,710	0.8%	1,633	0.9%	7.0

Subtotal Top 20 Office Tenants		99	5,695,110	62.2%	109,567	61.8%	5.8

All remaining tenants		392	3,459,181	37.8%	67,784	38.2%	3.3

Total/Weighted Average		491	9,154,291	100.0%	$177,351	100.0%	4.9

(1)   Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2003 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(2)   The weighting of the lease term was computed using Total Rental Revenue.

(3)   Many of the Company’s government leases are subject to early termination provisions, which are customary to government leases.  The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)   Includes affiliated organizations or agencies.

(5)   Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.

Reclassifications and Definitions

Reclassifications

Funds from operations as reported for 2002 changed due to the Company’s reclassification of certain items in connection with the Company’s accounting under Statement of Financial Accounting Standards No. 141 “Business Combinations” or (“SFAS 141”).  Funds from operations for 1999 through 2002 changed due to the Company’s reclassification of losses on early retirement of debt in connection with the Company’s adoption of Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” on January 1, 2003.

NAREIT	National Association of Real Estate Investment Trusts.

GAAP	Generally accepted accounting principles.

Funds from Operations (FFO)

Under NAREIT’s definition, FFO means net income (loss) computed using GAAP, excluding gains (or losses) from sales of real estate, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; the Company believes that the inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently.  Additionally, the repurchase of the Series C preferred units for an amount in excess of recorded book value was a transaction not contemplated in the NAREIT definition of FFO; the Company believes that the exclusion of such amount is appropriate.  The FFO the Company presents may not be comparable to the FFO of other REITs since they may interpret the current NAREIT definition of FFO differently or they may not use the current NAREIT definition of FFO.

Basic FFO

Basic FFO is FFO adjusted to (1) subtract preferred share dividends and (2) add back GAAP net income allocated to common units in Corporate Office Properties, L.P.  (the “Operating Partnership”) not owned by the Company.  With these adjustments, Basic FFO represents FFO available to common shareholders and common unitholders.

Diluted FFO

Diluted FFO is Basic FFO adjusted to add back any convertible preferred share dividends and any other changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  However, the computation of Diluted FFO does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  Diluted FFO is the numerator used to compute Diluted FFO per share.

Diluted FFO excluding SFAS 141	Diluted FFO adjusted to eliminate the amortization of the value assigned to in-place operating leases of acquired properties in connection with SFAS 141.

Diluted Adjusted Funds from Operations (AFFO)

Diluted AFFO is Diluted FFO, adjusted to eliminate the effect of noncash rental revenues (comprised of straight-line rental adjustments and the amortization of the value assigned to in-place operating leases of acquired properties in connection with SFAS 141) and recurring capital expenditures.

Earnings Payout Ratio	Total dividends on common shares divided by net income (loss) available to common shareholders.

Diluted FFO Payout Ratio

Diluted FFO Payout Ratio is defined as (1) the sum of (A) dividends on common shares and convertible preferred shares and (B) distributions to holders of common units and convertible preferred units in the Operating Partnership not owned by the Company divided by (2) Diluted FFO.

Diluted AFFO Payout Ratio

Diluted AFFO Payout Ratio is defined as (1) the sum of (A) dividends on common shares and convertible preferred shares and (B) distributions to holders of common units and convertible preferred units in the Operating Partnership not owned by the Company divided by (2) Diluted AFFO assuming conversion of share options, common unit warrants, preferred units and preferred shares.

Recurring Capital Expenditures	Most capitalizable fixed asset expenditures and leasing costs incurred for operating real estate properties.

Debt to Undepreciated Book Value of Real Estate Assets	Mortgage loans payable divided by gross investment in real estate as computed by adding accumulated depreciation to the net investment in real estate as presented on the Company’s balance sheet.

Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA)

EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, income taxes, gain on sales of real estate (excluding sales of non-operating properties and development services provided on operating properties), minority interests and preferred share dividends.

Interest Coverage Ratio – EBITDA	EBITDA divided by interest expense on continuing and discontinued operations.

Fixed Charge Ratio – EBITDA

EBITDA divided by the sum of (1) interest expense on continuing and discontinued operations, (2) dividends on preferred shares and (3) distributions on preferred units in Corporate Office Properties, L.P. not owned by the Company.

Base rent – straight-line or straight-line rent	Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP.

Total Rent – straight –line or straight-line total rent

Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP, plus estimated operating expense reimbursements, or total rent.

Base rent – cash	Contractual minimum rent under leases remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.

Total rent – cash

Contractual minimum rent under leases, plus estimated operating expense reimbursements, or total rent, as remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.

Combined Net Operating Income (“NOI”)

Total revenues from real estate operations less total property expenses from real estate operations, including discontinued operations.  Total property operating expenses, as used in this definition, do not include depreciation, amortization and interest expense associated with real estate operations.

Cash Net Operating Income

Cash NOI is Combined NOI adjusted to eliminate the effects of noncash rental revenues (comprised of straight-line rental adjustments and the amortization of value assigned to in-place operating leases of acquired properties in connection with SFAS 141).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Under SFAS 141, when a property is acquired, in-place operating leases carrying rents above or below market are valued as of the date of the acquisition; such value is then amortized into rental revenue over the lives of the related leases.